Exhibit 99.1

Mediabistro Inc. Reports Financial Results

For Its Fourth Quarter and Year Ended December 31, 2013

(New York, NY – March 19, 2014) -- Mediabistro Inc. (Nasdaq: MBIS) today reported results for the fourth quarter and full year ended December 31, 2013.

Highlights for the fourth quarter of 2013 include:

•	Revenues for the fourth quarter of 2013 were $3.0 million compared to revenues of $3.3 million for the same period in 2012.

•	Net loss for the fourth quarter of 2013 was $3.9 million and included a non-cash impairment charge of $2.9 million related to the write-down of goodwill, compared to a net loss of $6.5 million for the same period in 2012. Non-GAAP loss, excluding interest, taxes, depreciation, amortization, impairment and stock-based compensation expense, or EBITDA, was $742,000 during the fourth quarter of 2013 and included losses on the sale of certain assets and investments totaling $336,000. EBITDA loss was $572,000 for the same period in 2012. We track the EBITDA metric and present it here because we believe it helps in the analysis of the performance of our core operations. However, non-GAAP metrics should not be considered as replacements for their closest GAAP counterparts, and you should be aware that different companies might calculate similarly titled metrics in a different way. Non-cash stock-based compensation expense was $59,000 during the fourth quarter of 2013 compared to $147,000 during the same period last year.

Highlights for the year ended December 31, 2013 include:

•	Revenues for the year ended December 31, 2013 were $12.5 million compared to revenues of $14.0 million for the year ended December 31, 2012.

•	Net loss was $5.7 million for the year ended December 31, 2013, and included a non-cash impairment charge of $2.9 million related to the write-down of goodwill, compared to a net loss of $8.7 million for the year ended December 31, 2012.

“Our financial results for the fourth quarter included the second iteration of our Inside Bitcoins trade show, held in December in Las Vegas. This trade show was financially successful. While recent events have highlighted the risks of this early-stage market, we remain excited about the long-term growth possibilities of this brand along with our Inside 3D Printing Conference and Expo trade show brand,” stated Alan M. Meckler, Chairman and CEO of Mediabistro Inc. “We also most recently held our first German Inside Bitcoins and Inside 3D Printing Conference and Expo in Berlin during the first quarter of 2014 and we have scheduled inaugural Inside 3D Printing and Inside Bitcoin events throughout the world in 2014, including Brazil, Hong Kong, Australia, Italy, Israel and China, among others. In addition, our second annual New York City Inside 3D Printing Conference and Expo and Inside Bitcoins trade shows will be held in April and there has been significant interest in these events,” added Meckler.

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Mediabistro Inc.

Unaudited Consolidated Condensed Statements of Operations

For the Three Months and Year Ended December 31, 2013 and 2012

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$3,028	$3,320	$12,486	$13,962

Cost of revenues	1,974	2,101	7,436	7,931
Advertising, promotion and selling	662	772	2,407	2,692
General and administrative	956	1,142	4,425	5,080
Depreciation	62	71	193	309
Amortization	97	131	423	540
Impairment	2,941	5,542	2,941	5,542
Total operating expenses	6,692	9,759	17,825	22,094

Operating loss	(3,664)	(6,439)	(5,339)	(8,132)
Other loss, net	(237)	(24)	(186)	(240)
Interest income	–	1	3	4
Interest expense	(114)	(62)	(325)	(271)
Loss before income taxes	(4,015)	(6,524)	(5,847)	(8,639)
Provision (benefit) for income taxes	(71)	4	(147)	34
Net loss	$(3,944)	$(6,528)	$(5,700)	$(8,673)

Loss per share:
Basic net loss	$(0.65)	$(1.09)	$(0.95)	$(1.45)
Diluted net loss	$(0.65)	$(1.09)	$(0.95)	$(1.45)

Weighted average shares used in computing loss per share:
Basic	6,033	6,014	6,025	5,991
Diluted	6,033	6,014	6,025	5,991

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Mediabistro Inc.

Unaudited Consolidated Condensed Balance Sheets

December 31, 2013 and 2012

(in thousands, except share and per share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,232	$2,210
Accounts receivable, net of allowances of $3 and $16, respectively	557	524
Prepaid expenses and other current assets	769	503
Total current assets	2,558	3,237

Property and equipment, net of accumulated depreciation of $1,530 and $1,475, respectively	430	268
Intangible assets, net of accumulated amortization of $1,208 and $1,144, respectively	1,946	2,305
Goodwill	6,633	9,574
Investments and other assets	637	687
Total assets	$12,204	$16,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$445	$509
Accrued payroll and related expenses	511	493
Accrued expenses and other current liabilities	1,092	649
Deferred revenues	1,120	1,294
Total current liabilities	3,168	2,945

Loan from related party, net of discount of $454	8,341	7,647
Deferred revenues	16	17
Deferred income taxes	481	474
Total liabilities	12,006	11,083

Commitments and contingencies:

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	–	–
Common stock, $.01 par value, 18,750,000 shares authorized, 6,176,661 and 6,138,879 shares issued and 6,057,376 and 6,019,594 shares outstanding at December 31, 2013 and 2012, respectively	62	61
Additional paid-in capital	290,620	289,711
Accumulated deficit	(289,988)	(284,288)
Treasury stock, 119,285 shares, at cost	(496)	(496)
Total stockholders’ equity	198	4,988
Total liabilities and stockholders’ equity	$12,204	$16,071

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Mediabistro Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012 (in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(5,700)	$(8,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	2,941	5,542
Depreciation and amortization	616	849
Stock-based compensation	337	528
Provision for losses on accounts receivable	4	27
Other, net	200	236
Amortization of debt issuance costs	30	36
Deferred income taxes	7	30
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	(37)	(62)
Prepaid expenses and other assets	(160)	176
Accounts payable, accrued expenses and other liabilities	125	167
Deferred revenues	(175)	1
Net cash used in operating activities	(1,812)	(1,143)
Cash flows from investing activities:
Purchases of property and equipment	(90)	(117)
Acquisitions of intangible assets and other development costs	(347)	(220)
Proceeds from sale of assets and other	178	132
Net cash used in investing activities	(259)	(205)
Cash flows from financing activities:
Borrowings from related party	1,148	–
Debt issuance costs	(164)	(23)
Proceeds from exercise of stock options	109	143
Net cash provided by financing activities	1,093	120
Net decrease in cash and cash equivalents	(978)	(1,228)
Cash and cash equivalents, beginning of year	2,210	3,438
Cash and cash equivalents, end of year	$1,232	$2,210
Supplemental disclosures of cash flow:
Cash refund of income taxes, net	$53	$70
Cash paid for interest	$295	$235

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About Mediabistro Inc.

Mediabistro Inc. (Nasdaq: MBIS) is a leading Internet media company that provides services for social media, traditional media, and creative professionals. Mediabistro is a leading producer of 3D printing and Bitcoin trade shows. Service offerings include an online job board, news and analysis, trade shows and events, online and in-person courses, and research products.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: recent turmoil and trading platform closures in the Bitcoin market; the competitive environment in which Mediabistro competes; and the unpredictability of Mediabistro’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to Mediabistro’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Mediabistro assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current Mediabistro press releases can be found online at http://www.mediabistro.com/corporate/press.html

For information on Mediabistro, contact:

Natalie Bonacasa

press@mediabistro.com

212-547-7870

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